INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025, relating to the consolidated financial statements of BioHarvest Science Inc. appearing in the Company’s Annual Report on Form 40-F for the year ended December 31, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Ziv Haft
Ziv Haft/s/ Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

July 22, 2025